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                                     BYLAWS

                                       OF

                       SAFARILAND GOVERNMENT SALES, INC.,
                            A California Corporation

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                                TABLE OF CONTENTS

                                       OF

                                     BYLAWS

ARTICLE I. OFFICES                                                          Page
                                                                            ----
Section 1.  Principal Executive Office........................................1
Section 2.  Other Offices.....................................................1

ARTICLE II. SHAREHOLDERS

Section 1.  Place of Meetings.................................................1
Section 2.  Annual Meetings...................................................1
Section 3.  Special Meetings..................................................1
Section 4.  Notice of Annual or Special Meetings..............................1
Section 5.  Quorum............................................................2
Section 6.  Adjourned Meetings and Notice Thereof.............................3
Section 7.  Voting............................................................3
Section 8.  Record Date.......................................................5
Section 9.  Consent of Absentees..............................................5
Section 10. Action Without Meeting............................................5
Section 11. Proxies...........................................................6
Section 12. Inspectors of Election............................................6
Section 13. Conduct of Meeting................................................6

ARTICLE III. DIRECTORS

Section 1.  Powers............................................................7
Section 2.  Number of Directors...............................................7
Section 3.  Election and Term of Office.......................................7
Section 4.  Vacancies.........................................................7
Section 5.  Place of Meeting..................................................8
Section 6.  Regular Meetings..................................................8
Section 7.  Special Meetings..................................................8
Section 8.  Quorum............................................................9
Section 9.  Participation in Meetings by Conference Telephone.................9
Section 10. Waiver of Notice..................................................9
Section 11. Adjournment......................................................10
Section 12. Fees and Compensation............................................10
Section 13. Action Without Meeting...........................................10
Section 14. Rights of Inspection.............................................10
Section 15. Committees.......................................................10

ARTICLE IV. OFFICERS

Section 1.  Officers.........................................................11
Section 2.  Election.........................................................11
Section 3.  Subordinate Officers.............................................11
Section 4.  Removal and Resignation..........................................11


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ARTICLE IV. OFFICERS (Cont'd)

Section 5.  Vacancies........................................................11
Section 6.  Chairman of the Board............................................11
Section 7.  President........................................................11
Section 8.  Vice Presidents..................................................12
Section 9.  Secretary........................................................12
Section 10. Chief Financial Officer..........................................12

ARTICLE V. OTHER PROVISIONS

Section 1.  Inspection of Corporate Records..................................13
Section 2.  Inspection of Bylaws.............................................13
Section 3.  Execution of Documents; Contracts................................13
Section 4.  Certificates of Stock............................................14
Section 5.  Representation of Shares of Other Corporations...................14
Section 6.  Stock Purchase Plans.............................................14
Section 7.  Annual Report to Shareholders....................................15
Section 8.  Construction and Definitions.....................................15

ARTICLE VI. INDEMNIFICATION

Section 1.  Definitions......................................................15
Section 2.  Indemnification in Actions by Third Parties......................15
Section 3.  Indemnification in Actions by or in The Right of
               The Corporation...............................................15
Section 4.  Indemnification Against Expenses.................................16
Section 5.  Required Determinations..........................................16
Section 6.  Advance of Expenses..............................................16
Section 7.  Other Indemnification............................................17
Section 8.  Forms of Indemnification Not Permitted...........................17
Section 9.  Insurance........................................................17
Section 10. Nonapplicability to Fiduciaries of Employee
               Benefit Plans.................................................17

ARTICLE VII. EMERGENCY PROVISIONS

Section 1.  General..........................................................17
Section 2.  Unavailable Directors............................................18
Section 3.  Authorized Number of Directors...................................18
Section 4.  Quorum...........................................................18
Section 5.  Creation of Emergency Committee..................................18
Section 6.  Constitution of Emergency Committee..............................18
Section 7.  Powers of Emergency Committee....................................19
Section 8.  Directors Becoming Available.....................................19
Section 9.  Election of Board of Directors...................................19
Section 10. Termination of Emergency Committee...............................19

ARTICLE VIII. AMENDMENTS.....................................................19

PRESIDENT'S CERTIFICATE OF ADOPTION OF BYLAWS
   IN LIEU OF SECRETARY'S CERTIFICATION......................................19


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                                     BYLAWS

                                       OF

                        SAFARILAND GOVERNMENT SALES, INC.

                                   ARTICLE I.
                                     OFFICES

     Section 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation is located at such place as the Board of Directors (below called the "Board") shall determine. The Board is authorized to change the principal executive office from one location to another.

     Section 2. OTHER OFFICES. Branch or subordinate offices may be established at any time by or under the authority of the Board at any place or places.

                                   ARTICLE II.
                                  SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of shareholders shall be held either at the principal executive office of the corporation or at any place within or without California that is designated either by the Board or by the written consent of all persons entitled to vote at the meeting, given either before or after the meeting and filed with the Secretary.

     Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on a date and at a time fixed by the Board. At annual meetings, directors shall be elected and any other proper business may be transacted.

     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than 10 percent of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person(s) other than the Board entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after receipt of the request, the person(s) entitled to call the meeting may give the notice.

     Section 4. NOTICE OF ANNUAL OR SPECIAL MEETINGS. Written notice of each annual or special meeting of shareholders shall be given not less than 10 (or, if sent by third-class mail, 30) or more than 60 days before the date of the meeting to each shareholder entitled to vote at the meeting. The notice shall state the place, date, and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action of the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the board for election.


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     Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, pursuant to the following sections of the California Corporations Code shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:

     (a) Section 310: contracts in which a director has a material financial interest;

     (b) Section 902: certain amendments of the articles of incorporation;

     (c) Section 1201: approval of the principal terms of a reorganization;

     (d) Section 1900: election to wind up and dissolve; and

     (e) Section 2007: certain distributions other than cash to holders of preferred shares.

     Notice of a shareholders' meeting shall be given to each shareholder either personally or by first-class mail or by other means of written communication, or, if the corporation has outstanding shares held of record by 500 or more persons (determined as provided in Corporations Code Section 605) on the record date for the shareholders' meeting, notice may be sent by third-class mail or by other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no address for that shareholder appears or is given, notice may be given at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Notice by mail shall be by first-class mail unless these Bylaws specify or permit some other form of mail. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

     If any notice or report addressed and sent to a shareholder at the address of the shareholder appearing on the books of the corporation is returned to it by the United States postal service marked to indicate that the service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if they shall be available to the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

     Section 5. QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (provided that shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or by the Articles and except as provided in the following sentence. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.


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     Section 6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any shareholders, meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy at the meeting, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at the meeting.

     It shall not be necessary to give any notice of the time and place of an adjourned meeting or of the business to be transacted at it, other than by announcement at the meeting at which the adjournment is taken; except that, if any shareholders' meeting is adjourned for more than 45 days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given in the same manner as for an original meeting.

     Section 7. VOTING. The only shareholders entitled to notice of or to vote at any meeting of shareholders shall be persons in whose name shares entitled to vote stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

     Voting of shares of the corporation shall in all cases be subject to the provisions of Sections 700-711 of the Corporations Code and to the following provisions:

          (a) Subject to clause (h), shares held by an administrator, executor, guardian, conservator, or custodian may be voted by the holder either in person or by proxy, without a transfer of the shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without a transfer of the shares into the trustee's name.

          (b) Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without being transferred into the receiver's name if authority to vote the shares is contained in the order of the court by which the receiver was appointed.

          (c) Subject to the provisions of Corporations Code Section 705, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote them until they have been transferred into the name of the pledgee. Thereafter, the pledgee shall be entitled to vote the shares so transferred.

          (d) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident to the shares as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of that appointment has been given to the corporation.

          (e) Shares held by or under the control of an attorney-in-fact may, if the power of attorney appointing the attorney-in-fact authorizes the attorney-in-fact to vote the shares, be voted and the corporation may treat all rights incident to them as exercisable by the attorney-in-fact, in person or by proxy, without their transfer into the name of the attorney-in-fact.

          (f) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxyholder as the bylaws of the other corporation


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     may prescribe or, in the absence of such a provision, as the Board of
     Directors of the other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of the other corporation, or by any other person authorized to do so by the chairman of the board, president, or any vice president of the other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

          (g) Shares of the corporation owned by a subsidiary of the corporation shall not be entitled to vote on any matter.

          (h) Shares of the corporation held by it in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter except (i) to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote the shares, and (ii) when there are one or more co-trustees who are not affected by the prohibition of this clause, in which case the shares may be voted by the co-trustee(s) as if it or they are the sole trustee.

          (i) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship in which the contrary is so provided, their acts with respect to voting shall have the following effect:

               (i) If only one votes, that act binds all;

               (ii) If more than one vote, the act of the majority so voting binds all;

               (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately. If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

     Subject to the following sentence and to the provisions of Corporations Code Section 708 and except as otherwise provided in the Articles, every shareholder entitled to vote at any election of directors may cumulate the shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or may distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless the candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice, at the meeting prior to the voting, of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given that notice, all shareholders may cumulate their votes for candidates in nomination.


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     Elections need not be by ballot; except that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares are elected.

     Section 8. RECORD DATE. The Board may fix, in advance, a record date to determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. A record date shall not be fixed more than 60 or less than 10 days prior to the date of the meeting or more than 60 days prior to any other action. When a record date is fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A record date for a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than 45 days.

     If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice of the meetings is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than set forth in this Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

     Section 9. CONSENT OF ABSENTEES. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote who was not present in person or by proxy signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes of the meeting. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance of a person at a meeting shall constitute a waiver of notice of and presence at the meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice of the meeting but not so included, if the objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes of the meeting, except that if any action with respect to any of the matters referred to in the second paragraph of Section 4 of this Article was or is to be taken at the meeting, the waiver of notice of the meeting must state that that action was to be or will be taken.

     Section 10. ACTION WITHOUT MEETING. Subject to Corporations Code Section 603, any action which, under any provision of that law, may be taken at any meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at


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a meeting at which all shares entitled to vote thereon were present and voted.
Unless a record date for voting purposes is fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

     Section 11. PROXIES. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by the person entitled to vote and filed with the Secretary. A proxy duly executed continues in full force and effect until revoked by the person executing it before the vote pursuant thereto. A proxy may be revoked either (i) by a writing delivered to the Secretary stating that the proxy is revoked, (ii) by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or (iii) as to any meeting, by attendance at the meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy. The dates contained on proxies presented to a meeting presumptively determine the order of their execution, regardless of postmark dates on envelopes in which they may have been mailed, but if there is no date on a proxy, the postmark date on the envelope in which it was mailed shall be presumed in the absence of information to the contrary to be the date of execution of the proxy.

     Section 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint inspectors of election to act at the meeting and any adjournment of it. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the presiding officer of the meeting may, and on the request any shareholder or shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented at the meeting shall determine whether one or three inspectors are to be appointed.

     The duties of inspectors of election shall be as prescribed by Corporations Code Section 707(b) and shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

     Section 13. CONDUCT OF MEETING. The President shall preside at all meetings of the shareholders, shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure. Rulings of the presiding officer on procedural matters shall be conclusive and binding on all shareholders, unless at the time of a ruling a request for a vote on the ruling is made to the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the presiding officer shall have all of the powers usually vested in the presiding officer at a meeting of shareholders.


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                                  ARTICLE III.
                                    DIRECTORS

     Section 1. POWERS. Subject to provisions of the Articles, these Bylaws, and the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to these general powers, but subject to the same provisions just stated, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

          (a) To select and remove all the other officers, agents, and employees of the corporation, prescribe qualifications, powers and duties for them not inconsistent with law, the Articles or these Bylaws, fix their compensation, and require from them security for faithful service.

          (b) To conduct, manage, and control the affairs and business of the corporation and to make rules and regulations therefor not inconsistent with law, the Articles or these Bylaws, as they may deem best.

          (c) To adopt and use a corporate seal, to prescribe the forms of certificates of stock, and to alter the forms of corporate seal or certificates of stock from time to time as the Board may deem best.

          (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

          (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and security therefor.

     Section 2. NUMBER OF DIRECTORS. The authorized number of directors shall be three (3) until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders amending this Section 2.

     Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

     Section 4. VACANCIES. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. Vacancies in the Board, except those existing as a result of a removal of a director, may be


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filled by approval of the Board, or, if the number of directors then in office is less than a quorum, by the unanimous written consent of the directors then in office, the affirmative vote of a majority of directors then in office at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. Each director so elected shall hold office until the end of the term of office for which elected and until a successor has been elected and qualified.

     A vacancy or vacancies in the Board shall be deemed to exist when any authorized position of director is not filled by a duly elected director, whether the vacancy is caused by death, resignation or removal of any director, by increase in the authorized number of directors, by failure of the shareholders, at any annual or special meeting of shareholders at which any director or directors are to be elected, to elect a full authorized number of directors to be voted for at that meeting, or otherwise.

     The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or has been convicted of a felony.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal requires unanimous consent.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

     Section 5. PLACE OF MEETING. Regular or special meetings of the Board shall be held at any place within or without California, which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

     Section 6. REGULAR MEETINGS. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

     Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board. Call and notice of all regular meetings of the Board are hereby dispensed with.

     Section 7. SPECIAL MEETINGS. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President the Secretary, or by any two directors.

     Special meetings of the Board shall be held upon four days' written notice or 48 hours' notice given personally or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail, or other electronic means. Any such notice shall be addressed or delivered to each director at the director's address as shown upon the records of the corporation or as given to the corporation by the director for purposes of notice or, if such an address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.


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     Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, first class postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means or by facsimile transmission, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

     Section 8. QUORUM. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section 11 of this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board, unless a greater number is required by law (such as, for example, consideration of contracts or other transactions between a corporation and one or more of its directors or a corporation, firm, or association in which one or more of its directors has a material financial interest or the appointment of committees as authorized by Section 15 of this Article) or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

     Section 9. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication, or other communications equipment. Participation in a directors' meeting through those means constitutes presence in person at that meeting if all of the following apply:

          (a) each director participating in the meeting can communicate with all of the other directors concurrently; and

          (b) each director is provided the means of participating in all matters before the board including the capacity to propose, or to interpose an objection, to a specific action to be taken by the corporation; and

          (c) the corporation adopts and implements some means of verifying both of the following:

               (i) a person communicating by telephone, electronic video screen or other communications equipment is a director entitled to participate in the board meeting; and

               (ii) all statements, questions, actions or votes were made by that director and not by another person not permitted to participate as a director.

     Section 10. WAIVER OF NOTICE. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of its minutes of the meeting, whether before or after the meeting, or who attends the meeting without protesting, before the meeting or at its commencement, the lack of notice to that director. All such waivers, consents, and approvals as to a Board meeting shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 11. ADJOURNMENT. A majority of the directors present, whether or not a quorum is present, may adjourn any Board meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given, before the time of the adjourned meeting, to the directors who were not present at the time of the adjournment.

     Section 12. FEES AND COMPENSATION. Directors and members of committees may receive compensation, if any, for their services, and reimbursement for expenses, as may be fixed or determined by the Board.

     Section 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. An action by written consent shall have the same force and effect as a unanimous vote of the directors.

     Section 14. RIGHTS OF INSPECTION. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

     Section 15. COMMITTEES. The Board may designate one or more committees, each consisting of two or more directors. The Board may delegate to such committees any of the authority of the Board except authority to:

          (a) Approve any action for which the General Corporation Law also requires shareholders' approval or approval of the outstanding shares;

          (b) Fill vacancies on the Board or in any committee;

          (c) Fix compensation of the directors for serving on the Board or on any committee;

          (d) Amend or repeal bylaws or adopt new bylaws;

          (e) Amend or repeal any resolution of the Board which by its express terms is not so amendable or repealable;

          (f) Distribute to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

          (g) Appoint other committees of the Board or the members thereof.

     Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and any such committee may be designated an Executive Committee or by such other name as the Board shall specify. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. The Board shall have the power to prescribe the manner in which proceedings of any committee shall be conducted. In the absence of prescription by the Board, a committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or a committee shall otherwise provide, regular and special meetings and other actions of the committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

                                   ARTICLE IV.
                                    OFFICERS

     Section 1. OFFICERS. The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

     Section 2. ELECTION. The officers of the corporation, except those elected or appointed in accordance with Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board. Each shall hold office until resignation, removal, or other disqualification from service, or until a successor shall be elected.

     Section 3. SUBORDINATE OFFICERS. The Board may elect, and may empower an officer elected by the Board to appoint such other officers as the business of the corporation may require, each to hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

     Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. An officer's resignation shall take effect at the date of the receipt of such notice by the corporation or at any later time specified in the resignation. Unless otherwise specified in the resignation, the acceptance of it shall not be necessary to make it effective.

     Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to that office.

     Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

     Section 7. PRESIDENT. Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if any, the President is the general manager and chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there is none, at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president and general manager of a corporation and such other powers and duties prescribed by the Board.

     Section 8. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President. A Vice President so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties prescribed for them respectively by the Board.

     Section 9. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice or waivers of notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive officer or business office in accordance with Corporations Code Section 213.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one is appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer is the chief financial officer of the corporation and shall maintain, or cause to be maintained, adequate and correct accounts of the properties and financial and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation financial statements and reports that by law or these Bylaws are required to be sent to them. The books of account shall at all times be open to inspection by any director.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                   ARTICLE V.
                                OTHER PROVISIONS

     Section 1. INSPECTION OF CORPORATE RECORDS.

     (a) A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of the outstanding voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

          (i) Inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation.

          (ii) Obtain from the transfer agent, if any, for the corporation, upon written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five business days after the demand is received, or the date specified in the demand as the date as of which the list is to be compiled.

     (b) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate. A written demand for such inspection shall be accompanied by a statement in reasonable detail of the purpose of the inspection.

     (c) The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interest as a shareholder or as a holder of such voting trust certificate. A written demand for such inspection shall be accompanied by a statement in reasonable detail of the purpose of the inspection.

     (d) Any inspection and copying under this Article may be made in person or by agent or attorney.

     Section 2. INSPECTION OF BYLAWS. The corporation shall keep in its principal executive office in California or, if its principal executive office is not in California, at its principal business office in California, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours. If the principal executive officer of the corporation is outside California and the corporation has no principal business office in California, it shall, upon the written request of any shareholder, furnish to the shareholder a copy of these Bylaws as amended to date.

     Section 3. EXECUTION OF DOCUMENTS; CONTRACTS. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, initial transaction statement or written statement, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President, and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Chief Financial Officer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers did not have authority to execute it. Any such instruments may be signed by any other person or persons and in the manner from time to time determined by the Board. Unless authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

     Section 4. CERTIFICATES OF STOCK. Subject to Corporations Code Section 416(b), every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer or an Assistant Chief Financial Officer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be that officer, transfer agent, or registrar before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer, transfer agent, or registrar at the date of issue.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; but any certificate issued to represent any partly paid shares, or any initial transaction statement issued for any partly paid shares that are uncertificated securities, shall state the total amount of the consideration to be paid therefor and the amount paid thereon.

     Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the old one is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu of the old one, and the corporation may require that it be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

     Section 5. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares or other securities of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by that officer.

     Section 6. STOCK PURCHASE PLANS. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or a parent of the corporation or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

     Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment for shares, the reservation of title until full payment for shares, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

     Section 7. ANNUAL REPORT TO SHAREHOLDERS. The annual report to shareholders referred to in Corporations Code Section 1501 is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders.

     Section 8. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

                                    ARTICLE VI.
                                 INDEMNIFICATION

     Section 1. DEFINITIONS. For the purposes of this Article, "agent" includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" includes any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(d) of this Article.

     Section 2. INDEMNIFICATION IN ACTIONS BY THIRD PARTIES. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of being or having been an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Section 3. INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. No indemnification shall be made under this Section 3 for any of the following:

          (a) In respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine on application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses and then only to the extent that the court shall determine;

          (b) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

          (c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 4. INDEMNIFICATION AGAINST EXPENSES. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

         Section 5. REQUIRED DETERMINATIONS. Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article by any of the following:

          (a) A majority vote of a quorum consisting of directors who are not parties to the proceeding;

          (b) Independent legal counsel in a written opinion, if such a quorum of directors is not obtainable;

          (c) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

          (d) The court in which the proceeding is or was pending on application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney, or other person is opposed by the corporation.

     Section 6. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

     Section 7. OTHER INDEMNIFICATION. The indemnification authorized by this Article shall not be exclusive of any additional rights to indemnification for breach of duty to the corporation and its shareholders, while acting in the capacity of a director or officer of the corporation, to the extent the additional rights to indemnification are authorized in a provision of the articles adopted pursuant to Corporations Code Section 204(a)(11). The indemnification provided by this Article for acts, omissions, or transactions while acting in the capacity of, or while serving as, a director, or officer of the corporation, but not involving any breach of duty to the corporation and its shareholders, shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, to the extent the additional rights to indemnification are authorized in the articles. A provision in the articles authorizing indemnification "in excess of that otherwise permitted by Section 317" or "to the fullest extent permissible under California law," or a substantial equivalent, shall be construed to be both a provision for additional indemnification for breach of duty to the corporation and its shareholders as referred to in, and with the limitations required by, Corporations Code Section 204(a)(11), and a provision for additional indemnification as referred to in Corporations Code Section 317(g). The rights to indemnity under this article shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article shall affect any right to indemnification to which persons other than the directors and officers may be entitled by contract or otherwise.

     Section 8. FORMS OF INDEMNIFICATION NOT PERMITTED. No indemnification or advance shall be made under this Article, except as provided in Section 4 or
Section 5(d) in any circumstance where it appears:

          (a) That it would be inconsistent with a provision of the Articles, these Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 9. INSURANCE. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability under the provisions of this Article.

     Section 10. NONAPPLICABILITY TO FIDUCIARIES OF EMPLOYEE BENEFIT PLANS. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though the person may also be an agent of the corporation as defined in Section 1 of this Article. The corporation shall have the power to indemnify such a trustee, investment manager, or other fiduciary to the extent permitted by California Corporations Code Section 207(f).

                                  ARTICLE VII.
                              EMERGENCY PROVISIONS

     Section 1. GENERAL. The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the

President's functions, or in the event of a nuclear, atomic, or other attack on the United States or a disaster making it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this Article. The provisions of this Article in that event shall override all other Bylaws of the corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.

     Section 2. UNAVAILABLE DIRECTORS. All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if they had resigned as directors, so long as such unavailability continues.

     Section 3. AUTHORIZED NUMBER OF DIRECTORS. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, or the minimum number required by law, whichever number is greater.

     Section 4. QUORUM. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

     Section 5. CREATION OF EMERGENCY COMMITTEE. If the number of directors remaining after eliminating those who have ceased to be directors pursuant to
Section 2 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authority which the Board could by law delegate, including all powers and authority which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authority and shall have all such other powers and authority as law or lawful decree may confer on any person or body of persons during a period of emergency.

     Section 6. CONSTITUTION OF EMERGENCY COMMITTEE. The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, provided that those remaining directors are not less than three in number. If the remaining directors number less than three, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. If there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of shares of record as of the date of the last record date.

     Section 7. POWERS OF EMERGENCY COMMITTEE. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and if a vacancy or vacancies therein arises at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. If, at any time after its appointment, all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

     Section 8. DIRECTORS BECOMING AVAILABLE. Any person who has ceased to be a director pursuant to the provisions of Section 2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

     Section 9. ELECTION OF BOARD OF DIRECTORS. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and, upon such election, all the powers and authorities of the emergency committee shall cease.

     Section 10. TERMINATION OF EMERGENCY COMMITTEE. If after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

                                  ARTICLE VIII.
                                   AMENDMENTS

     These Bylaws may be amended or repealed either by approval of the outstanding shares (as defined in Corporations Code Section 152 ) or by the approval of the Board; except that, after the issuance of shares, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable number of directors or vice versa may only be adopted by approval of the outstanding shares and a Bylaw reducing the fixed number or the minimum number of directors to a number less than five shall be subject to the provisions of Corporations Code Section 212(a).

                  PRESIDENT'S CERTIFICATE OF ADOPTION OF BYLAWS
                      IN LIEU OF SECRETARY'S CERTIFICATION

     I, the undersigned, do hereby certify that I am the duly elected and acting President of Safariland Government Sales, Inc., a California corporation, and the foregoing Bylaws, comprising 19 pages, constitute the Bylaws of the corporation as duly adopted by Unanimous Written Consent of the Board of Directors dated effective as of April 1, 1998.

Signed and sealed to be effective on April 1, 1998.


/s/ Scott T. O'Brien
------------------------------------
Scott T. O'Brien, President

                                                                [corporate seal]


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